Exhibit 10.1

              AMENDMENT NO. 1 TO LOAN AGREEMENT AND REVOLVING NOTE

         THIS AMENDMENT NO. 1 TO LOAN AGREEMENT AND REVOLVING NOTE (this "AMENDMENT") dated as of February 11, 2002, is entered into between PRIVATEBANCORP, INC., a Delaware corporation (the "BORROWER"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association with its main office located in Chicago, Illinois (the "BANK").

                                    RECITALS

         A. The Borrower and the Bank entered into a loan agreement, dated as of February 11, 2000 (the "ORIGINAL LOAN AGREEMENT"), in which the Bank agreed to extend to the Borrower credit in the aggregate principal amount of Eighteen Million Dollars ($18,000,000).

         B. The Borrower delivered to the Bank a Revolving Note dated as of February 11, 2000, in the principal amount of Eighteen Million Dollars ($18,000,000) (the "REVOLVING NOTE").

         C. In connection with the transactions contemplated under the Original Loan Agreement, the Borrower granted to the Bank a security interest in 100% of the capital stock of PrivateBank and Trust Company, an Illinois state bank with its main office located in Chicago, Illinois, and upon the completion of its formation, The PrivateBank, a federal savings bank with its main office to be located in St. Louis, Missouri, with such security interests evidenced by Pledge and Security Agreement, dated as of February 11, 2000, made by the Borrower for the benefit of the Bank (the "PLEDGE AGREEMENT").

         D. The Borrower and the Bank have agreed to extend the Expiry Date (as defined in the Original Loan Agreement), and to change the maturity of the Revolving Note, from February 11, 2002, to April 11, 2002.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENTS

         SECTION 1. The Original Loan Agreement is referred to herein as the "LOAN AGREEMENT." All terms that are capitalized and used herein (and are not otherwise specifically defined herein) shall be used in this Amendment as defined in the Loan Agreement.

         SECTION 2. Section 2.1 of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

                  SECTION 2.1 THE LOANS. Subject to and upon the terms and conditions set forth herein, the Bank agrees, at any time and from time to time prior to the close of business on April 11, 2002 (the "EXPIRY DATE"), to make loans (any such loan being referred to as a "LOAN" and collectively referred to as the "LOANS"), which Loans: (a) shall at the option of the Borrower be Prime Rate Loans or Eurodollar Rate Loans, provided that all Loans comprising the same Borrowing shall at all times be of the same Type; and (b) may be prepaid and reborrowed in accordance with the provisions hereof; provided, however, that the aggregate principal amount of Loans outstanding from the Bank shall at no time exceed the principal amount of Eighteen Million Dollars ($18,000,000).


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         SECTION 2. The fourth full paragraph of the Revolving Note is hereby deleted and replaced in its entirety with the following:

                  The unpaid principal balance plus all accrued but unpaid interest hereunder shall be due and payable on April 11, 2002, or such earlier date on which such amount shall become due and payable on account of acceleration by the Bank.

         SECTION 3. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will constitute but one and the same instrument.

         SECTION 4. Except as previously amended hereby, each of the Loan Agreement, the Revolving Note and the Pledge Agreement is hereby ratified and confirmed and shall continue in full force and effect.

         SECTION 5. This Amendment shall become effective when it shall have been executed by the Borrower and the Bank and thereafter shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

PRIVATEBANCORP, INC.                     LASALLE BANK NATIONAL ASSOCIATION


By:  /s/ Gary L. Svec                    By:  /s/ Michael A. Tighe, Jr.
   ___________________________________      ____________________________________
   Name:  Gary L. Svec                      Name:  Michael A. Tighe, Jr.
        ______________________________           _______________________________
   Title:  Chief Financial Officer          Title:  Vice President
         _____________________________            ______________________________


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